Exhibit 99.1

OneMedNet Reports $18.76 Million in Year-to-Date of Contracted Bookings and Publishes “OneMedNet by the Numbers” Growth Recap

Contracted Demand Now Stands at Nearly 14 Times Full-Year 2025 Bookings, with Roughly Half of 2026 Contracts from New Customers

Source:OneMedNet Corporation

MINNEAPOLIS, Nov. 09, 2026 (GLOBE NEWSWIRE) — OneMedNet Corporation (Nasdaq: ONMD) (“OneMedNet,” the “Company,” “we,” “us” or “our”), a leading provider of First-Party (Direct-from-Source) regulatory decision-grade, AI-driven Real-World Data (RWD), today announced that bookings reached approximately $18.76 million year-to-date as of November 6, 2026, of which $1.388 million has been converted to revenue through September 30, 2026.

The announcement accompanies the release of “OneMedNet by the Numbers,” a growth recap summarizing the Company’s commercial and operational trajectory, drawn from the Company’s November 6, 2026 financial outlook, prior public disclosures, and SEC filings. The full infographic is available at https://www.onemednet.com/investors#by-the-numbers.

**ONEMEDNET CORPORATION** · NASDAQ: ONMD · GROWTH & MILESTONES NOVEMBER 2026

# OneMedNet by the Numbers

From $1.36M in 2025 revenue to preliminary Q3 2026 revenue of $1M to $12–14M revenue guided for Q4 2026.

Financial outlook released November 6, 2026. Additional historical revenue and commercial sales and data network growth summarized below.

**Fig. 1 Annual revenue · $ millions**

9.86× FY2025 at low end of guided 2026 revenue

16
8
0
1.153
1.021
0.643
1.359
15.4
13.4
FY2022
FY2023
FY2024
FY2025
FY2026E (guidance)

[1–4] FY2026E = reported Q1 & Q2 + preliminary Q3 + Q4 guidance range. FY2022–23 as restated. Prior years include BEAM division revenue (discontinued May 2025).

**Fig. 2 2026 quarterly revenue · $ millions**

13.0× QoQ at midpoint, if achieved

15
7.5
0
0.096
0.292
~1.0
12–14
Q1
Q2
Q3 prelim.
Q4 guided

[3,4] Q1 = H1 $0.388M − Q2 $0.292M. Q3 preliminary; dashed Q4 is guidance, with $12–14M range shaded.

## 01 Annual revenue growth — 9.86× and 11.33×

FY2026E $13.4–15.4M (Q1–Q2 reported, Q3 preliminary, Q4 guidance) vs FY2025 $1.359M. [2–4]

$13.4M and $15.4M vs. $1.359M

## 02 Q3 sequential growth — 3.42×

Preliminary Q3 2026 revenue of approximately $1M; company-reported QoQ increase compared to Q2. [4]

$1M vs. $0.292M

## 03 Q3 year-over-year growth — 5.65×

Preliminary Q3 2026 revenue versus the same quarter in 2025. [4]

$1M vs. $0.177M

## 04 Q4 guidance at midpoint — 13.0×

Calculated $13M midpoint versus approximate Q3 revenue; if achieved. [4]

$13.0M vs. $1M

## 05 Contracted demand — 13.80×

Approximately $18.76M YTD bookings; not recognized revenue.

$18.76M bookings ÷ $1.359M FY2025 revenue

## 06 Network growth — 2.65×

2025 → Nov 2026: sites 1,751 → 2,300+ (1.31×); patients 34M → 90M+ (2.65×); studies 136M → 270M (1.99×). [6]

90M ÷ 34M patients

## 07 Fulfillment speed — 50×

Approximately 50× faster, as reported. [5]

## 08 New-customer wins — ~50% of 2026 contracts

Approximately half of contracts booked in 2026 were with customers new to OneMedNet, alongside repeat or new orders from existing customers. As of November 6, 2026.

New-customer mix

THE LINE THAT MATTERS

"Our sales funnel has grown substantially this year, and we are now delivering on it,"

Aaron Green, President & CEO · November 6, 2026 [4]

**2026 compared to FY2022–25 combined**

$13.4M low end guided ÷ $4.18M = 3.21×

2026 low-end guidance versus total reported revenue for FY2022–FY2025 ($4.176M). [1–4]

[1] FY2023 10-K/A · Nov 5, 2024 ↗
[2] FY2025 10-K · Mar 30, 2026 ↗
[3] Q2 2026 10-Q · Aug 14, 2026 ↗
[4] Q3 preliminary / Q4 guidance · Nov 6, 2026 ↗
[5] Bookings / fulfillment · Sep 18, 2026 ↗
[6] 2025 baseline: company records; current: Nov 6, 2026 release ↗

[6] Current network figures are stated as "more than"/"over"; comparisons use the stated counts (patients termed "patient journeys" in release). Forward-looking statements, including Q4 guidance and related calculations, reflect current expectations and involve risks and uncertainties, including customer acceptance and delivery timing. Actual results may materially differ. Q3 is preliminary and subject to adjustment. See our SEC filings for additional risks; we undertake no obligation to update except as required by law.

AS OF NOVEMBER 8, 2026 · ET ONEMEDNET CORPORATION · 01 / 01

“Our strategy is working,” said Aaron Green, President & CEO of OneMedNet. “We have focused on building strong relationships with industry leaders that already hold contracts across pharma and foundational AI, streamlining the contracting process and reducing our time to booking. Our platform allows us to deliver multi-modal data at the scale these customers require. The numbers in this recap are the result of our execution.”

About OneMedNet Corporation

OneMedNet Corporation is revolutionizing Real-World Data (RWD) through its iRWD™ platform, delivering regulatory decision-grade, AI-ready datasets that include de-identified medical imaging alongside comprehensive clinical records. With a network spanning more than 2,300 sites and encompassing over 90 million patient journeys and 270 million studies, OneMedNet serves life sciences companies, medical device manufacturers, AI developers, and other innovators seeking high-quality, compliant healthcare data. The Company’s platform supports applications ranging from drug development and regulatory submissions to foundational AI model training.

Learn more at www.onemednet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements. These statements include, but are not limited to, statements regarding our preliminary results for the third quarter of 2026, our revenue outlook for the fourth quarter of 2026, our ability to convert bookings into recognized revenue, the timing of revenue recognition, and statements generally about our products, plans and strategies. Bookings are an operational metric, and there can be no assurance that bookings will convert into recognized revenue in the amounts or on the timeline anticipated.

Forward-looking statements are based on information available at the time those statements are made and were based on current expectations as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control. These risks and uncertainties include but are not limited to our ability to change the direction of OneMedNet; our ability to keep pace with new technology and changing market needs; the competitive environment of our business; the timing of customer acceptance and data delivery; and the other risks described in our most recent Annual Report on Form 10-K and our subsequent filings with the Securities and Exchange Commission. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

OneMedNet Contacts:

Michael Wong, VP Marketing

Email: michael.wong@onemednet.com